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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Teltrend Inc. 1997 Non-Employee Director Stock Option Plan of our report dated September 18, 1997 with respect to the consolidated financial statements of Securicor 3net Limited and Subsidiaries included in Teltrend Inc.'s Current Report on Form 8-K/A (Amendment No. 1) dated September 18, 1997, and to all references to our firm contained herein.





BAKER TILLY
Chartered Accountants
February 27, 1998
London, England